UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 9, 2020

Harvest Natural Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10762	77-0196707
(Commission File Number)	(IRS Employer Identification No.)

8117 Preston Road, Suite 300 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

(214) 543-5122

(Registrant’s Telephone Number, Including Area Code)

5956 Sherry Lane, Suite 1000

Dallas, Texas 75225

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 9, 2020, the U.S. District Court for the Southern District of Texas set aside the $1.4 billion default judgment against Rafael Dano Ramirez Carreno awarded to Harvest Natural Resources, Inc. and its wholly owned subsidiary HNR Energia B.V. (together, the “Company”) in a lawsuit against Mr. Ramirez that alleged damages incurred by the Company as a result of its inability to sell its Venezuelan assets in two failed transactions due to requests that the Company pay bribes to complete the sale. The court did not dismiss the case, however.

Mr. Ramirez had requested the court to set aside the December 20, 2018, default judgment and dismiss the case, alleging primarily (1) lack of proper service of process and (2) resulting lack of personal jurisdiction. Separately, Mr. Ramirez had alleged that the Company had waived any right it had to sue him, based on some waiver language contained in a third agreement to sell Harvest’s Venezuelan assets and also asked that the court set aside the default judgment and dismiss the case on these grounds.

The court held that lack of proper service of process was not a ground for setting aside the default judgment in this case and that the Company had made a prima facie showing of specific personal jurisdiction. The court nevertheless set aside the default judgment, stating that Mr. Ramirez’s default in responding to the Company’s service of process was not willful and he should have a chance to defend the lawsuit on its merits, particularly in light of the magnitude of the amount of the default judgment. The court also held that the alleged breach of the waiver language was not a ground to dismiss the case, stating that the waiver language was not ripe for a ruling on the merits. The court denied all of Mr. Ramirez’s motions to dismiss the case.

The Company intends to continue to pursue its remedies against Mr. Ramirez, as well as other possible remedies, to realize recompense for the losses incurred as a result of the two failed transactions.

More information about this litigation is contained in the Company’s current Reports on Form 8-K filed with the Securities and Exchange Commission on March 2, 2018, November 28, 2018, December 26, 2018, February 19, 2019, and September 3, 2019.

Change of Address: Harvest Natural Resources, Inc. has changed its mailing address to: 8117 Preston Road, Suite 300, Dallas, Texas 75225.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

	By:	/s/ Harva Dockery
June 11, 2020		Harva Dockery
Agent

3